AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ORION ACQUISITION CORP. III


     The undersigned, Richard J. Berman, hereby certifies that:

     1. He is the President of Orion Acquisition Corp. III (the "Corporation") referred to herein.

     2. Such Corporation is a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware, as amended (the "GCL").

     3.   The name of such Corporation is Orion Acquisition Corp. III.

     4. The date on which the original Certificate of Incorporation of such Corporation was filed with the Secretary of State of the State of Delaware is November 28, 1995.

     5. The Amended and Restated Certificate of Incorporation (i) amends the certificate of incorporation of such Corporation so as to change the name of such Corporation to BW Acquisition Corp., (ii) amends the certificate of incorporation so as to increase and change the authorized capital stock and number of classes of Common Stock and
          (iii) integrates into one instrument all of the provisions of such Certificate of Incorporation, as so amended, which are effective and operative.

     6. This Amended and Restated Certificate was duly adopted effective October 24, 1997, in accordance with Sections 242, 245 and 228 of the GCL and the applicable provisions of such Certificate of Incorporation by unanimous written consent of the members of the Board of Directors of the Corporation in accordance with Section 141(f) of the GCL and by the Stockholders owning a majority of the outstanding shares of Common Stock of the Corporation in accordance with Section 228.

     The provisions of such Certificate of Incorporation, as so amended and restated are as follows:

     FIRST: The name of the Corporation is BW ACQUISITION CORP.

     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

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     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 11,000,000, of which 10,000,000 shall be shares of Common Stock, par value $.01 per share, and 1,000,000 shall be shares of Preferred Stock, par value $.01 per share. The relative rights, preferences and limitations of the shares of Capital Stock shall be as follows:

     (a)  Common Stock. The Corporation's Common Stock shall be of one class.

     (b)  Preferred Stock.

          (i) Authority of Board of Directors to Designate Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided for herein or by law. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges, and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

          (ii) Designation of Series A Convertible Preferred Stock. Two hundred
     (200) shares of the Preferred Stock shall be designated as "Series A Convertible Preferred Stock" and shall have the following rights:

               A. Voting. Series A Convertible Stock will not be entitled to vote with respect to the election of directors or on any other matter submitted to stockholders, unless required by law or upon conversion to common stock, as provided below.

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               B. Conversion Privilege. Each share of the Series A Convertible
          Preferred Stock shall be converted into one thousand shares of the common stock of the Company at the election of the holder(s) for a period of one year commencing on the first business day after the completion of a Business Combination by the corporation, which shall be defined as a statutory merger, share exchange, purchase of capital stock, asset acquisition or other business combination with an operating business, such business not to be limited to any particular location or industry.

               C. Redemption Privilege. The Series A Convertible Preferred Stock is redeemable at the option of the holder(s) at any time. The redemption price shall be the price originally paid to the Corporation for such Series A Convertible Preferred Stock, as established by the Corporation's Board of Directors. In the event of a liquidation or dissolution of the Corporation, the rights of the holders of the Corporation's Common Stock are subordinate to the rights of the holder(s) of the Series A Convertible Preferred Stock hereunder to receive back their original purchase price per share. The Series A Convertible Preferred Stock shall not otherwise participate in any liquidation or dissolution of the Corporation or be entitled to receive any dividend thereon.


     FIFTH: The name and the mailing address of the incorporator are as follows:

                  NAME                                   MAILING ADDRESS
                  ----                                   ---------------
            Joan M. Gerhardt                     Prentice Hall
                                                 830 Bear Tavern Road
                                                 West Trenton, New Jersey 08628

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the

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creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

               2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss. 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation, provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of ss. 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

               3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue ore than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ss. 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss. l02 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The Corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

     IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Certificate of Incorporation as of this 24th day of October, 1997.




                                         /s/ Richard J. Berman
                                         -------------------------------------
                                         Richard J. Berman
                                         President